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                                                                   EXHIBIT 10.37

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

30 March 2000

Mr. Jeff Adamson
General Magic, Inc.
420 North Mary Avenue
Sunnyvale, CA  94086

RE:  AMENDMENT TO THE LICENSE AGREEMENT

Dear Mr. Adamson:

This letter ("Letter") sets forth an offer to amend the License Agreement between General Magic, Inc. (`General Magic') and Critical Path, Inc. as successor in interest to ISOCOR ("Critical Path") dated March 31, 1998, and any subsequent mutually agreeable binding amendments or modifications executed by both officers of both parties prior to this Letter ("Agreement") as follows:

1. For a specific term, General Magic shall have a non-transferable right to Use the Licensed Programs [**].
2. The initial term ("Initial Term") of the [**] shall begin on [**], and end [**]. For the Initial Term, General Magic shall pay Critical Path an additional license fee of US$[**] on or before [**].
3. General Magic is hereby granted an option to extend the [**] from [**] to [**], by paying Critical Path an additional license fee of US$[**] on or before [**].
4. Subject to General Magic's exercise of the option to extend the [**] to [**], General Magic is hereby granted an option to extend the [**] from [**] to [**], by paying Critical Path an additional license fee US$[**] on or before [**].
5. The additional license fees mentioned herein includes the Software Support and Update Service for the specific term of the [**] (and any exercised option period). Additionally, the fees include 5 days of free training for the Licensed Programs for 2 people in Santa Monica, California, at regularly scheduled courses on or before [**].
6. In the event that General Magic does not exercise the option to extend the [**] after [**], the number of [**] on [**], shall be the [**] in the Agreement.
7. General Magic and Critical Path agree to enter into discussions concerning a co-marketing agreement on mutually agreeable terms. Failure to enter into the co-marketing agreement shall have no effect on other terms of this Letter or the Agreement.
8. For a period beginning [**], and ending [**], General Magic may purchase Critical Path professional services at a rate of US$[**] per day per person plus

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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     reasonable and actual travel, sustenance and incidental expenses under a mutually agreeable scope of work and schedule. Critical Path shall make commercially reasonable best efforts to provide professional services to design, install, test and deploy the Licensed Programs for the General Magic [**] project. Critical Path shall invoice General Magic monthly as charges accrue with invoices due within 30 calendar days after receipt.

9. Capitalized terms in this Letter shall have the same meaning as in the Agreement.

10.  All other terms of the Agreement shall remain in full force and effect.

Sincerely,

Alex Lazar,
Vice President

General Magic, Inc. accepts the terms of this offer and agrees to all terms of this Letter.

                  GENERAL MAGIC, INC.

Signature /s/ Jeff Adamson
          ----------------------------------

Name/Title Sr. Dir. NOC & IT

Date 3/31/00
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[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.